TRANSFER AGENCY SERVICES AGREEMENT


         THIS AGREEMENT is made as of July 10, 2002 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and WESTLAKES INSTITUTIONAL PORTFOLIOS, a Delaware business trust (the "Fund").

                             W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:
         ---------------------------------------

(a)      "1933 ACT" means the Securities Act of 1933, as amended.

(b)      "1934 ACT" means the Securities Exchange Act of 1934, as amended.

(c) "AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral
         Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(d)      "CEA" means the Commodities Exchange Act, as amended.

(e)      "CHANGE  OF  CONTROL"  means a change  in  ownership  or  control  (not
         including   transactions   between   wholly-owned  direct  or  indirect

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         subsidiaries  of a  common  parent)  of 25% or more  of the  beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parents(s).

(f) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(g)      "SEC" means the Securities and Exchange Commission.

(h)      "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, the 1940 Act and the
         CEA.

(i) "SHARES" mean the shares of beneficial interest of any series or class of the Fund.

(j) "WRITTEN INSTRUCTIONS" mean (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC with the following:

(a)      At   PFPC's   request,   certified  or  authenticated   copies  of  the
         resolutions  of  the  Fund's Board  of  Trustees,

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         approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

(b)      A copy of the Fund's most recent effective registration statement;

(c) A copy of the advisory agreement with respect to each investment Portfolio of the Fund;

(d) A copy of the distribution/underwriting agreement with respect to each class of Shares of the Fund;

(e) A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

(f) Copies of any distribution and/or shareholder servicing plans and agreements made in respect of the Fund or a Portfolio;

(g) A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized; and

(h) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

4. COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any other entity.

5.       INSTRUCTIONS.

(a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

(b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person

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         reasonably  believed by PFPC to be an  Authorized  Person)  pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

(c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

6.       RIGHT TO RECEIVE ADVICE.

(a) ADVICE OF THE FUND. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

(b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

(c) CONFLICTING ADVICE. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel.

(d) PROTECTION OF PFPC. PFPC shall be indemnified by the Fund and without liability for any action PFPC takes or does not take in reliance upon

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         directions or advice or Oral Instructions or Written  Instructions PFPC receives from or on behalf of the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written
         Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

7. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

8.       CONFIDENTIALITY.

(a)      Each party  shall keep  confidential  any  information  relating to the
         other  party's  business  ("Confidential  Information").   Confidential
         Information  shall  include:

         (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

         (ii)     any  scientific  or technical  information,  design,  process,
                  procedure,   formula,  or  improvement  that  is  commercially

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                  valuable  and  secret  in the sense  that its  confidentiality affords the Fund or PFPC a competitive advantage over its competitors;

         (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

         (iv)     anything designated as confidential.

(b) Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it:

         (i) is already known to the receiving party at the time it is obtained;

         (ii) is or becomes publicly known or available through no wrongful act of the receiving party;

         (iii) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

         (iv) is released by the protected party to a third party without restriction;

         (v) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted);

         (vi) is relevant to the defense of any claim or cause of action asserted against the receiving party; or

         (vii) has been or is independently developed or obtained by the receiving party.

9. COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

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10. PFPC SYSTEM.  PFPC shall  retain title to and  ownership of any and all data bases,  computer programs,  screen formats,  report formats,  interactive design
techniques,   derivative   works,   inventions,   discoveries,   patentable   or
copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund.

11. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

12. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC. The Fund acknowledges that PFPC may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

13. INDEMNIFICATION. The Fund agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services to the Fund. Neither PFPC, nor any of its affiliates, shall be indemnified against

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any liability (or any expenses  incident to such liability)  caused by PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of PFPC's activities under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates own willful misfeasance, bad faith, gross negligence or reckless disregard of such duties and obligations under this Agreement. The provisions of this Section 13 shall survive termination of this Agreement.

14.  RESPONSIBILITY OF PFPC.

(a) PFPC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

(b) Notwithstanding anything in this Agreement to the contrary, (i) PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military

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         authority;  public enemy; war; terrorism;  riot; fire; flood; sabotage;
         epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

 (c) Notwithstanding anything in this Agreement to the contrary, (i) neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates and (ii) PFPC's cumulative liability to the Fund for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed the lesser of $100,000 or the fees received by PFPC for services provided hereunder during the 12 months immediately prior to the date of such loss or damage.

(d) No party may assert a cause of action against PFPC or any of its affiliates that allegedly occurred more than 12 months immediately prior to the filing of the suit (or, if applicable, commencement of arbitration proceedings) alleging such cause of action.

(e) Each party shall have a duty to mitigate damages for which the other party may become responsible.

(f) The provisions of this Section 14 shall survive termination of this Agreement.

15.  DESCRIPTION  OF SERVICES.

(a)      SERVICES PROVIDED ON AN ONGOING BASIS, IF APPLICABLE.

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         (i)      Calculate 12b-1 payments;

         (ii)     Maintain shareholder registrations;

         (iii) Review new applications and correspond with shareholders to complete or correct information;

         (iv)     Direct payment processing of checks or wires;

         (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

         (vi)     Countersign share certificates;

         (vii)    Prepare and mail to shareholders confirmation of activity;

         (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

         (ix)     Mail  duplicate   confirmations  to  broker-dealers  of  their
                  clients' activity, whether executed through the broker-dealer or directly with PFPC;

         (x)      Provide periodic shareholder lists and statistics to the Fund;

         (xi)     Provide detailed data for underwriter/broker confirmations;

         (xii)    Prepare   periodic  mailing  of  year-end  tax  and  statement
                  information;

         (xiii) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity; and

         (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

(b) SERVICES PROVIDED BY PFPC UNDER ORAL INSTRUCTIONS OR WRITTEN INSTRUCTIONS.

         (i)      Accept and post daily Share purchases and redemptions;

         (ii)     Accept, post and perform shareholder transfers and exchanges;

         (iii)    Pay dividends and other distributions;

         (iv)     Solicit and tabulate proxies; and

         (v) Issue and cancel certificates (when requested in writing by the shareholder).

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(c)      PURCHASE  OF  SHARES.  PFPC  shall  issue and  credit an  account of an investor, in the manner described in the Fund's prospectus, once it receives:

         (i)   A purchase order;

         (ii)  Proper information to establish a shareholder account; and

         (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

(d) REDEMPTION OF SHARES. PFPC shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

         (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

         (ii) transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

         When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.


(e) DIVIDENDS AND DISTRIBUTIONS. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends

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         and  distributions,   PFPC  shall  issue  dividends  and  distributions
         declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

(f)      SHAREHOLDER ACCOUNT SERVICES.

         (i) PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                  - Any pre-authorized check plan; and
                  - Direct  purchases  through  broker wire  orders,  checks and applications.

         (ii) PFPC may arrange, in accordance with the prospectus, for a shareholder's:

                  - Exchange  of  Shares  for  shares of  another  fund  with which  the Fund has  exchange privileges;
                  - Automatic  redemption  from  an  account  where  that
                    shareholder   participates  in  a automatic redemption plan;
                     and/or
                  - Redemption  of Shares from an account  with a  checkwriting privilege.

(g) COMMUNICATIONS TO SHAREHOLDERS. Upon timely Written Instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

         (i) Reports to shareholders;

         (ii) Confirmations of purchases and sales of Fund shares;

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         (iii) Monthly or quarterly statements;

         (iv) Dividend and distribution notices;

         (v) Proxy material; and

         (vi) Tax form information.

         In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

(h)      RECORDS.   PFPC  shall  maintain  records  of  the  accounts  for  each shareholder  showing the following  information:

         (i) Name, address and United States Tax Identification or Social Security number;

         (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

         (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

         (iv) Any stop or restraining order placed against a shareholder's account;

         (v) Any correspondence relating to the current maintenance of a shareholder's account;

         (vi)     Information with respect to withholdings; and

         (vii) Any information required in order for PFPC to perform any calculations required by this Agreement.

(i) LOST OR STOLEN CERTIFICATES. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

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         (i)      The  shareholder's  pledge of a lost  instrument  bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

         (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

(j) SHAREHOLDER INSPECTION OF STOCK RECORDS. Upon a request from any Fund shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

(K) WITHDRAWAL OF SHARES AND CANCELLATION OF CERTIFICATES. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(L) LOST SHAREHOLDERS. PFPC shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

         (i) documentation of search policies and procedures;

         (ii) execution of required searches;

         (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

         (iv) preparation and submission of data required under the Lost Shareholder Rules.

         Except as set forth above, PFPC shall have no responsibility for any escheatment services.

(m) PRINT MAIL. In addition to performing the foregoing services, the Fund hereby engages PFPC as its exclusive print/mail service provider

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         with respect to those items and for such fees as may be agreed to from time to time in  writing  by the Fund and PFPC.

(n)      RETIREMENT PLANS.

         (i) In connection with the individual retirement accounts, simplified employee pension plans, rollover individual retirement plans, educational IRA's and ROTH individual retirement accounts ("IRA Plans"), 403(b) Plans and money purchase and profit sharing plans ("Qualified Plans") (collectively, the "Retirement Plans") within the meaning of
                  Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") sponsored by the Fund for which contributions of the Fund's shareholders (the "Participants") are invested solely in Shares of the Fund, PFPC shall provide the following administrative services:

                  (A) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

                  (B)      Record method of distribution requested and/or made;

                  (C) Receive and process designation of beneficiary forms requests;

                  (D) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

                  (E) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the IRS and provide same to Participant/Beneficiary, as applicable; and

                  (F)      Perform  applicable  federal   withholding  and  send
                           Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

         (ii) PFPC shall arrange for PFPC Trust Company to serve as custodian for the Retirement Plans sponsored by the Fund.

         (iii) With respect to IRA Plans, PFPC shall provide the Fund with the associated IRA Plan documents for use by the Fund and PFPC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

         (iv) With respect to 403(b) Plans and Qualified Plans, the Fund acknowledges it shall utilize the services of Universal Pensions, Inc. as its 403(b) Plan document and Qualified Plan document services provider and PFPC shall not be responsible for the maintenance of such documents in compliance with applicable provisions of the Code and the regulations promulgated thereunder.

16. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party. In the event the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent or other service provider, and all trailing expenses
incurred  by  PFPC,   will  be  borne  by  the  Fund.

17. CHANGE OF CONTROL. Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor, the Fund's ability to terminate the Agreement pursuant to Section 16 will be suspended from the time of such agreement until eighteen months after the Change of Control.

18. NOTICES. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Fund, at 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312, Attention: ____________ or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

19. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The

PNC Financial Services Group, Inc., provided that PFPC gives the Fund 30 days prior written notice of such assignment or delegation.


21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.


23. MISCELLANEOUS.

(a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) NO CHANGES THAT MATERIALLY AFFECT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

(c) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(e) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g) NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    PFPC INC.

                                    By: /S/ MICHAEL DEMOTINO

                                    Title: EXECUTIVE VICE PRESIDENT

                                    WESTLAKES INSTITUTIONAL PORTFOLIOS

                                    By: /S/ BRIAN M. FERKO

                                    Title: VICE PRESIDENT

                                AMENDED EXHIBIT A



         THIS AMENDED EXHIBIT A, dated as of January 2, 2003, is Exhibit A to that certain Transfer Agency Services Agreement dated as of July 10, 2002, between PFPC Inc. and Westlakes Institutional Portfolios.



                                   PORTFOLIOS


                        High Yield Fixed Income Portfolio

                       High Quality Fixed Income Portfolio

                           BBB Fixed Income Portfolio

                           Core Fixed Income Portfolio

                            Small Cap Core Portfolio

                             Mid-Cap Core Portfolio


PFPC INC.

By:      _________________

Title:   _________________

WESTLAKES INSTITUTIONAL PORTFOLIOS

By:      _________________

Title:   ___________________